[COMPANY LOGO OMITTED] & COMPANY

DISCOVERY BLOCK
828 GREAT NORTHERN BOULEVARD
P.O. BOX 1040 - HELENA, MONTANA 59624-1040
406-442-1040 FAX 406-442-1100




We consent to the use on Form 10-KSB of our report dated July 17, 2003, relating to the financial statements as of and for the years ended June 30, 2003 and 2002 of Eagle Bancorp.




/s/ ANDERSON ZURMUEHLEN & CO., P.C.
-----------------------------------

Helena, Montana
September 12, 2003









       ANDERSON ZURMUEHLEN & CO., P.C. - CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS
                                                                     CONSULTANTS

                     MEMBER:  American Institute of Certified Public Accountants

                     WEBSITE: www.azworld.com